Exhibit 3.111

GIANT OF SALISBURY, INC.

BY-LAWS

Offices

1. The post office address of the principal office of the Corporation shall be 6300 Sheriff Road, Landover, Maryland, 20013. The Resident Agent of the Corporation is Robert A. Klein, whose post office address is 10013 Gainsborough Road, Potomac, Maryland 20854.

2. The Corporation may also have an office in the City of Washington, D.C., and also offices at such other places as the Board of Directors may appoint.

Seal

3. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its creation and the words “Corporate Seal, Maryland”.

Stockholders’ Meeting

4. All meetings of the stockholders shall be held at the office of the Corporation in Washington, District of Columbia.

5. Stockholders may vote at all meetings either in person or by proxy in writing.

6. A majority in amount of the stock issued and outstanding represented by the holder in person or by proxy shall be requisite at every meeting to constitute a quorum for the election of Directors or for the transaction of other business.

7. Voting upon all questions at all meetings of the stockholders shall be by shares of stock and not per capita, unless otherwise provided in the Articles of Incorporation, or any amendment thereof.

8. The vote for Directors, and upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot.

Annual Meeting

9. The annual meeting of stockholders, after the year 1973, shall be held on the second Monday of October in each year, unless a legal holiday, and if a legal holiday, then on the next secular day following, at the office of the Corporation in Washington, D.C., at 10:00 a.m., when they shall elect by a plurality vote, by ballot, a Board of not less than 3 nor more than 5 Directors, to serve for one year and until their successors are elected or chosen and qualify, each stockholder being entitled to one vote, in person or by proxy, for each share of stock standing registered in his or her name. No shares of stock shall be voted which shall have been transferred on the books of the Corporation within twenty days preceding such election of Directors.

10. Written notice of the annual meeting shall be mailed to each stockholder at his address as the same appears on the stock book of the Corporation at least ten days but not more than ninety days prior to the meeting.

Proxies to be Filed

11. All proxies shall be filed with the Secretary of the meeting before being voted upon.

Special Meeting of Stockholders

12. Special meetings of the stockholders may be called by the President, and shall be called at the request in writ-ting to the President of, or by vote of, a majority of the Board of Directors, or at the request in writing by stockholders of record owning a majority in amount of the capital stock of the Corporation issued and outstanding.

13. A written notice stating the day, hour and place of the meeting and the purpose or purposes for which the meeting is called, shall be sent to each stockholder of record at least ten (10) days but not more than ninety (90) days, exclusive of the day of mailing, before the date of every special meeting, at such address as appears on the stock book of the Corporation, or if no address be given therein, to the last address of such stockholder known to the Secretary.

First Meeting of Directors After Election

14. After the election of the Directors, the newly elected Board may meet at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization and otherwise, and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting; provided a majority of the whole Board shall be present; or such place and time may be fixed by the consent in writing of the Directors.

15. At the first meeting after such election the Board shall elect a President from their own number and, at their discretion, one or more Vice-Presidents.

16. The Board of Directors shall also annually elect at such meeting a Secretary and a Treasurer who need not be members of the Board, who shall hold office during the pleasure of the Board, but who shall not be elected for a longer term than one year.

17. Excepting always the President and the Vice-Presidents, all such officers shall be subject to removal by resolution of the Board at any time, with or without cause; provided a majority of the whole Board shall vote in favor thereof.

Regular Meeting of Board

18. Regular meetings of the Board shall be held without notice on the second Monday of October in each year, at the office of the Corporation in Washington, D.C., at 11:00 a.m., or, by order of the Board of Directors, elsewhere on a day and at an hour to be fixed by the Board.

Quorum at Meetings of Board

19. A majority of the Directors shall be necessary at all meetings to constitute a quorum for the transaction of any business.

Special Meetings of Board

20. Special meetings of the Board may be called by the President on two days’ notice to each Director, either personally, by mail or by wire; special meetings may be called in like manner and on like notice, on the written request of two Directors.

Directors May Meet Out of Maryland

21. The Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, as provided in the Articles of Incorporation, outside of Maryland, at the office of the Corporation or at such other places as they may from time to time determine.

General Powers of Directors

22. The Board of Directors shall have the management of the business of the Corporation. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the stockholders.

Specific Powers of Directors

23. Without prejudice to the general powers conferred by the last preceding clause, and the other powers conferred by the Articles of Incorporation and by these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

First. From time to time to make and change rules and regulations, not inconsistent with these By-Laws, for the management of the Corporation’s business and affairs.

Second. To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such price and on such terms and conditions and for such consideration as they shall from time to time see fit.

Third. At their discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

Fourth. To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

Fifth. To appoint and at their discretion remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as they may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as they think fit.

Sixth. To confer by resolution upon any appointed officer of the Corporation the power to choose, remove or suspend such subordinate officers, agents or servants.

Seventh. To appoint any person or persons to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute and do all such duties and things as may be requisite in relation to any such trust.

Eighth. To determine who shall be authorized on the Corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

Ninth. From time to time to provide for the management of the affairs of the Corporation, at home and abroad, in such manner as they see fit, and in particular, from time to time, to delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be the agents of the Corporation, with such powers (including the power to sub-delegate), and upon such terms as may be deemed fit.

Compensation of Directors

24. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

25. Members of special or standing committees may be allowed like compensation for attending committee meetings.

The President

26. The President shall preside at all meetings of the stockholders and Directors; he shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; shall keep in safe custody the seal of the Corporation; and, when authorized by the Board, affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of the Secretary or the Treasurer.

27. He shall have general superindendence and direction of all the other officers of the Corporation, and shall see that their duties are properly performed.

28. He shall submit a report of the operations of the Corporation for the fiscal year to the Directors at their regular meeting in October, and to the stockholders at the annual meeting, and from time to time shall report to the Board all matters within his knowledge, which the interests of the Corporation may require to be brought to their notice.

29. He shall be ex-officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.

The Vice-President

30. The Vice-President shall be vested with all the powers, and required to perform all the duties of the President in his absence.

The Secretary

31. The Secretary shall keep full minutes of all meetings of the stockholders and Directors; he shall be ex-officio Secretary of the Board of Directors; he shall attend all sessions of the Board, shall act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notices of all meetings of the stockholders of the Corporation and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.

The Treasurer

32. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

33. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and at the regular meeting of the Board in October annually, a like report for the preceding year.

34. He shall give the Corporation a bond in a sum, and with one or more sureties, if the Board of Directors so determine, for the faithful performance of the duties of his office, and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation.

Vacancies

35. If the office of any Director, or of the President, Vice-President, Secretary or Treasurer, one or more, becomes vacant, by reason of death, resignation, disqualification, or otherwise, the remaining Directors, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term.

Officers May Resign

36. Any Director or other officer may resign his office at any time, such resignation to be made in writing, and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

Certificates of Stock

37. Certificates of stock shall be signed by the President or Vice-President, and the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary and shall bear the seal of the Corporation.

Loss of Certificate

38. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board may require, and shall give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in at least double the value of such certificate, whereupon the proper officers may issue a new certificate of the same tenor with the one alleged to be lost or destroyed, but always subject to the approval of the Board.

Dividends

39. Dividends on the capital stock of the Corporation, when earned, shall be declared at the discretion of the Board of Directors.

Directors’ Annual Statement

40. The Board of Directors shall present at each annual meeting, and when called for by the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

Notice

41. Whenever notice is required by statute or by these By-Laws to be given to the stockholders, or the Directors, or any officer of the Corporation, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post-office box, properly stamped, addressed to such stockholder, Director or officer; and such notice shall be deemed to have been given at the time of such mailing, except where notice is given by wire, in which latter case notice shall be deemed to be given at the time the same is delivered to the telegraph company.

Amendments

42. The stockholders, by the affirmative vote of a majority of the stock issued and outstanding, may at any annual, or upon notice, at any special, meeting alter or amend these By-Laws.

43. The Board of Directors, by the affirmative vote of a majority of the members, may alter or amend these By-Laws at any regular meeting of the Board or at any special meeting of the Board, provided that notice of the proposed alteration or amendment has been given to each Director.

GIANT OF SALISBURY, INC.

UNANIMOUS CONSENT OF STOCKHOLDER

The undersigned AHOLD U.S.A. HOLDINGS, INC., holder of record of all of the stock of GIANT OF SALISBURY, INC. (the “Company”), does hereby adopt the following resolutions as if the same had been duly passed at the Annual Meeting of the Stockholder of the Company duly held in accordance with the Charter and By-Laws of the Company on the 19th day of February, 2001;

Amendment of By-Laws

WHEREAS, the annual meeting of stockholders had been traditionally held on a day other than the day specified in the By-laws of the Company; and

WHEREAS, since 1999, the annual meeting of the stockholders of the Company has been held in February to coincide with the annual meeting of its parent corporation; and

WHEREAS, the stockholder and directors believe that these actions taken by the stockholder constituted an amendment to the By-laws; and

WHEREAS, the stockholder and directors wish to memorialize these implied amendments to the By-laws;

WHEREAS, the stockholder additionally desire to amend the Company’s By-laws to fix the number of directors to be elected at four, which number may be changed from time to time by the stockholder;

NOW, THEREFORE, BE IT RESOLVED, That Section 9 of the By-Laws of the Company be amended by deleting this section in its entirety and inserting the following new Section 9 in its place:

9. The annual meeting of the stockholders for the election of Directors, and for the transaction of such other business as may properly come before such meeting shall be held in February of each year at such place, date and time set by the Board and designated in the notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of Directors, to be taken at such annual meeting are taken by written consent in lieu of a meeting. The number of Directors to be elected shall be four or such other number as shall be changed from time to time by the Stockholders, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner provided for herein.

Election of Directors

RESOLVED, That the following persons be elected as members of the Board of Directors of the Company as if they had been elected at an Annual Meeting of the stockholder of the Company:

Richard A. Baird

Bernard Ellis

Daniel E. Currie

Michael C. Buchsbaum

IN WITNESS WHEREOF, AHOLD U.S.A. HOLDINGS, INC. has caused this instrument to be signed by its President and attested by its Secretary, and its corporate seal to be hereunto affixed, this 19th day of February, 2001.

ATTEST:	AHOLD U.S.A. HOLDINGS, INC.

/s/ Michael C. Buchsbaum	By	/s/ Richard A. Baird
Assistant Secretary		President

[SEAL]

GIANT OF SALISBURY, INC.

UNANIMOUS CONSENT OF BOARD OF DIRECTORS

We, the undersigned, constituting all of the members of the Board of Directors of GIANT OF SALISBURY, INC. (the “Company”), do hereby adopt, ratify and approve, as is evidenced by our signatures and seals affixed hereto, the following resolutions as if the same had been duly passed at an Annual Meeting of the Board of Directors of the Company duly held in accordance with the Charter and By-Laws of the Company the 19th day of February, 2001:

Election of Officers

RESOLVED, That the following persons be elected officers of the Company to serve until the next annual meeting of the Board of Directors or until their successors are duly elected and qualified:

PRESIDENT—Bernie Ellis

VICE PRESIDENT—Bill DiPaola

SECRETARY—David Larson

TREASURER/ASSISTANT SECRETARY—Dale B. Husk

ASSISTANT SECRETARY—Michael C. Buchsbaum

ASSISTANT SECRETARY—Susan A. Winchurch

ASSISTANT TREASURER—Frank N. Zampardi

Amendment of By-Laws

WHEREAS, the annual meeting of stockholders had traditionally been held on a day other than the day specified in the By-laws of the Company; and

WHEREAS, since 1999, the annual meeting of stockholders of the Company has been held in February to coincide with the annual meeting of its parent corporation; and

WHEREAS, the stockholder and directors believe that these actions taken by the stockholder constituted an amendment to the By-laws; and

WHEREAS, the stockholder and directors wish to memorialize these implied amendments to the By-laws; and

WHEREAS, the stockholder and directors additionally desire to amend the Company’s By-laws to fix the number of directors to be elected at four, which number may be changed from time to time by the stockholder;

NOW, THEREFORE, BE IT RESOLVED, That Section 9 of the By-Laws of the Company be amended by deleting this section in its entirety and inserting the following new Section 9 in its place:

9. The annual meeting of the stockholders for the election of Directors, and for the transaction of such other business as may properly come before such meeting shall be held in February of each year at such place, date and time set by the Board and designated in the notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of Directors, to be taken at such annual meeting are taken by written consent in lieu of a meeting. The number of Directors to be elected shall be four or such other number as shall be changed from time to time by the Stockholder(s), and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner provided for herein.

Change of Resident Agent

WHEREAS, David W. Rutstein wishes to resign his current position as the Maryland resident agent for the Company; and

WHEREAS, the Board of Directors wishes to appoint a new Maryland resident agent in his place;

NOW, THEREFORE, BE IT RESOLVED that the resident agent of the Company shall be changed from David W. Rutstein, Esquire to John McKenna, Esquire of the law offices of O’Malley, Miles, Nylen & Gilmore; P.A. located at 11785 Beltsville Drive; Tenth Floor, Calverton, Maryland 20785, and a mailing address of P.O. Box 689, Greenbelt, MD 20768.

WITNESS the following signatures and seals as of this 19th day of February, 2001.

/s/ Richard A. Baird	[SEAL]
Richard A. Baird

/s/ Bernard Ellis	[SEAL]
Bernard Ellis

/s/ Daniel E. Currie	[SEAL]
Daniel E. Currie

/s/ Michael C. Buchsbaum	[SEAL]
Michael C. Buchsbaum